EXHIBIT 99.4
SCHEDULE
TO THE
ISDA MASTER AGREEMENT (Multicurrency-Cross Border)
(this “Agreement”)
dated as of November 15, 2007
between
CAPITAL AUTO RECEIVABLES ASSET TRUST 2007-4
(the “Trust”)
and
BNP PARIBAS,
a société anonyme organized under the laws of France
(the “Counterparty”)
Part 1. Termination Provisions
     (a) “Specified Entity” means in relation to the Counterparty for the purpose of:
Section 5(a)(v), none
Section 5(a)(vi), none
Section 5(a)(vii), none
Section 5(b)(iv), none
     and in relation to the Trust for the purpose of:
Section 5(a)(v), none
Section 5(a)(vi), none
Section 5(a)(vii), none
Section 5(b)(iv), none
     (b) All references to “Potential Events of Default” in this Agreement shall be deleted.
     (c) Events of Default.
          (i) The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.
          (A) The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to the Counterparty and will apply to the Trust.

          (B) The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to the Counterparty and will not apply to the Trust.
          (C) The “Credit Support Default” provisions of Section 5(a)(iii) will apply to the Counterparty and will not apply to the Trust except that Section 5(a)(iii)(1) will apply to the Trust solely in respect of the Trust’s obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by the Counterparty to comply with or perform any obligation to be complied with or performed by the Counterparty under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless a “Credit Downgrade” (as described in the Confirmations) has occurred and been continuing for the relevant time periods stated in Section 4 of the Confirmations.
          (D) The “Misrepresentation” provisions of Section 5(a)(iv) will apply to the Counterparty and will not apply to the Trust.
          (E) The “Default under Specified Transaction” provisions of Section 5(a)(v) will not apply to the Counterparty and will not apply to the Trust.
          (F) The “Cross Default” provisions of Section 5(a)(vi) will apply to the Counterparty and will not apply to the Trust. For purposes of Section 5(a)(vi), solely with respect to the Counterparty:
Section 5(a)(vi) is hereby amended by adding the following words at the end thereof:
“provided, however, that, notwithstanding the foregoing, an Event of Default shall not occur under either (1) or (2) above if (A) (I) the default, or other similar event or condition referred to in (1) or the failure to pay referred to in (2) is a failure to pay or deliver caused by an error or omission of an administrative or operational nature, and (II) funds or the asset to be delivered were available to such party to enable it to make the relevant payment or delivery when due and (III) such payment or delivery is made within three (3) Local Business Days following receipt of written notice from an interested party of such failure to pay, or (B) such party was precluded from paying, or was unable to pay, using reasonable means, through the office of the party through which it was acting for purposes of the relevant Specified Indebtedness, by reason of force majeure, act of State, illegality or impossibility.”
“Specified Indebtedness” will have the meaning specified in Section 14, except that such term shall not include obligations in respect of deposits received in the ordinary course of the Counterparty’s banking business.

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“Threshold Amount” means with respect to the Counterparty an amount equal to three percent (3%) of the Shareholders’ Equity of the Counterparty or, if applicable, an Eligible Guarantor.
“Shareholders’ Equity” means with respect to an entity, at any time, the sum (as shown in the most recent annual audited financial statements of such entity) of (i) its capital stock (including preferred stock) outstanding, taken at par value, (ii) its capital surplus and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with generally accepted accounting principles in the country in which the Counterparty is organized.
          (G) The “Bankruptcy” provisions of Section 5(a)(vii) will apply to the Counterparty and will apply to the Trust except that in respect of the Trust (A) Section 5(a)(vii)(2) shall not apply, (B) Section 5(a)(vii)(3) shall not apply to any assignment, arrangement or composition that is effected by or pursuant to the Basic Documents, (C) Section 5(a)(vii)(4) shall not apply, (D) Section 5(a)(vii)(6) shall not apply to any appointment that is effected by or pursuant to the Basic Documents, or any appointment to which the Trust has not yet become subject, (E) Section 5(a)(vii)(7) shall not apply, (F) Section 5(a)(vii)(8) shall apply only to the extent of any event which has an effect analogous to any of the events specified in clauses (1), (3), (5), or (6) of Section 5(a)(vii), in each case as modified in this Part 1(c)(i)(G) and Section 5(a)(vii)(9) shall not apply.
          (H) The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to the Counterparty and will apply to the Trust.
          (ii) It shall be an additional Event of Default under Section 5(a), and the Trust shall be deemed to be the Defaulting Party with respect thereto, if (x) (i) there occurs an Indenture “Event of Default” under Section 5.1(a), (b), (c), or (d) of the Indenture and (ii) after such Indenture “Event of Default,” remedies are commenced with respect to the Collateral under Section 5.4(a)(iv) of the Indenture or any other sale or liquidation of the Collateral occurs under Article V of the Indenture or (y) there occurs an Indenture “Event of Default” under Section 5.1(e) or (f) of the Indenture.
          (iii) It shall be an additional Event of Default under Section 5(a), and the Trust shall be deemed to be the Defaulting Party with respect thereto, if any Trust Document is amended, modified or supplemented, with the consent of the holders of not less than a majority of the Outstanding Amount of the Controlling Class of the Notes and, if any Person other than the Seller or an Affiliate of the Seller holds any Certificates, the holders of not less than a majority of the Voting Interests, in a manner that materially and adversely affects any interest of the Counterparty without the prior written consent of the Counterparty (where such consent is required). The procedures for amending the Trust Documents are set forth in Section 9.01 of the Trust Sale and Servicing Agreement, Article IX of the Indenture, Section 7.01 of the Pooling and Servicing Agreement, Section 13 of the Administration Agreement, Article VIII of the Trust Agreement and Section 8 of the Custodian Agreement.

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     (d) Termination Events. The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to “Illegality” the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.
          (i) The “Illegality” provisions of Section 5(b)(i) will apply to the Counterparty and will apply to the Trust.
          (ii) The “Tax Event” provisions of Section 5(b)(ii) will apply to the Counterparty except that, for purposes of the application of Section 5(b)(ii) to the Counterparty, Section 5(b)(ii) is hereby amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)”, and the “Tax Event” provisions of Section 5(b)(ii) will apply to the Trust.
          (iii) The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to the Counterparty and will apply to the Trust, provided that the Counterparty shall not be entitled to designate an Early Termination Date by reason of a Tax Event Upon Merger in respect of which it is the Affected Party.
          (iv) The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to the Counterparty and will not apply to the Trust.
     (e) The “Automatic Early Termination” provision of Section 6(a) will not apply to the Counterparty and will not apply to the Trust.
     (f) Early Termination.
          (i) In the event that the Counterparty fails to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by the Counterparty, the Trust shall immediately notify GMAC LLC (“GMAC”) of such failure to pay or deliver.
          (ii) Notwithstanding any other provision to the contrary in this Agreement, upon (A) the occurrence of a Designated Event (as defined in the Triparty Contingent Assignment Agreement among the Trust, the Counterparty and GMAC dated as of the date hereof (the “Triparty Agreement”), GMAC shall accede to rights and obligations equivalent to those set out herein in accordance with the terms of the Fallback Swap Agreement (as defined in

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the Triparty Agreement). If such a Designated Event has occurred then upon (A) the effectiveness of the Fallback Swap Agreement (as defined in the Triparty Agreement) and (B) the payment by GMAC in a timely fashion of all Delinquent Payments (as defined in the Triparty Agreement), if any, (x) the Event of Default or Termination Event, if any, constituting such Designated Event shall be deemed to be cured on and as of the date of assignment and (y) no Early Termination Date may be designated as a result of such Designated Event. As of the Assignment Date (as defined in the Triparty Agreement) the Counterparty shall have no further liability hereunder (including in respect of rights, liabilities and duties accrued prior to the Assignment Date). Furthermore, any and all collateral posted by the Counterparty shall be returned to it within three Business Days of the Assignment Date and the Credit Support Document of the Counterparty and any other form of collateral arrangement (including letters of credit, surety bond or other guarantee) provided by or on behalf of the Counterparty shall terminate as of the Assignment Date.
          (iii) Section 6(b) is hereby amended by deleting the heading to such section and replacing it with the following words: “Early Termination Following Termination Event.”
          (iv) Section 6(b)(ii) is hereby deleted and the following shall be inserted in its place:
“(1) If an Illegality, a Tax Event or a Tax Event Upon Merger occurs, if the Counterparty is the Affected Party it will, and if the Trust is the Affected Party it may request the Counterparty to (and the Counterparty upon notice thereof will), use its best efforts (provided that using its best efforts will not require the Counterparty to incur any loss, excluding immaterial, incidental expenses) to transfer prior to the 20th day following the occurrence of such event (the “Transfer Cut-Off Date”), all of its rights and obligations under this Agreement in respect of Affected Transactions to another of its offices or Affiliates or third party so that such Termination Event ceases to exist.
If the Counterparty is not able to make such a transfer it will give notice to the Trust to that effect prior to the Transfer Cut-Off Date.
Any such transfer under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the Trust, which consent will not be withheld if the Trust’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed and may not be refused if it is pursuant to the Triparty Agreement.
(2) No transfer or substitution pursuant to this Section 6(b)(ii) shall occur unless (x) with respect to a Tax Event Upon Merger, the Rating Agency Condition has been satisfied and (y) with respect to an Illegality or a Tax Event, the position of the Trust would otherwise not materially be prejudiced under this Agreement or any Confirmation (it being understood

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that it shall be the responsibility of the Trust to verify such matters prior to the occurrence of such transfer or substitution).”
          (v) Section 6(b)(iii) shall hereby be amended by replacing the words “within 30 days” with the words “by the Transfer Cut-Off Date (as defined above).”
          (vi) Section 6(b)(iv) is hereby deleted and the following shall be inserted in its place:
“Early Termination.
If a Termination Event has occurred and a transfer under Section 6(b)(ii) (other than a transfer with respect to a Tax Event Upon Merger) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions by the Transfer Cut-Off Date, an Early Termination Date in respect of all outstanding Swap Transactions will occur immediately.”
     (g) Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:
          (i) Market Quotation will apply, provided, however, that, in the event that the Counterparty is (x) the Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or (y) the Defaulting Party in respect of any Event of Default, and GMAC is unable to accede to the rights and obligations of the Counterparty pursuant to the terms of the Triparty Agreement, then the following provisions will apply:

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          (A) The definition of “Market Quotation” in Section 14 shall be deleted in its entirety and replaced with the following:
“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is a Substitute Swap Provider, (2) for an amount that would be paid to the Trust (expressed as a negative number) or by the Trust (expressed as a positive number) in consideration of an agreement between the Trust and such Reference Market-maker to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included, and (4) made in respect of a Replacement Transaction with terms that are, in all material respects, no less beneficial for the Trust than those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions), as determined by the Trust.
          (B) The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:
“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by the Trust) equal to the Termination Currency Equivalent of the amount (whether positive or negative) of any Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions that is accepted by the Trust so as to become legally binding, provided that:
     (a) if, on or prior to such Early Termination Date, a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by the Trust so as to become legally binding, the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;
     (b) if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by the Trust so as to become legally binding and one or more Market Quotations have been communicated to the Trust and remain capable of becoming legally

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binding upon acceptance by the Trust, the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotation;
     (c) if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by the Trust so as to become legally binding and no Market Quotations have been communicated to the Trust and remain capable of becoming legally binding upon acceptance by the Trust, the Trust’s Loss (whether positive or negative and without reference to Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions; and
     (d) At any time on or before such Early Termination Date at which two or more Market Quotations have been communicated to the Trust and remain capable of becoming legally binding upon acceptance by the Trust, the Trust shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value).”
          (C) If the Trust requests the Counterparty in writing to obtain Market Quotations, the Counterparty shall use its reasonable efforts to do so before the Early Termination Date.
          (D) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:
“(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) the Trust shall pay to the Counterparty an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) the Trust shall pay to the Counterparty the Termination Currency Equivalent of the Unpaid Amounts owing to the Counterparty and (III) the Counterparty shall pay to the Trust the Termination Currency Equivalent of the Unpaid Amounts owing to the Trust; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by the Counterparty under the immediately preceding clause (III) shall not be netted-off against any amount payable by the Trust under the immediately preceding clause (I).”
          (E) If an amount calculated as being due in respect of an Early Termination Date under Section 6(e) of this Agreement is an amount to be paid by the

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Trust to the Counterparty then, notwithstanding the provisions of Section 6(d)(ii) of this Agreement, such amount will be payable on the first Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii); provided that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, then the payment will be payable on the date determined in accordance with Section 6(d)(ii).
          (ii) The Second Method will apply.
          (iii) The Trust and the Counterparty, as applicable, will be obligated to pay interest to the other party on any amounts due and unpaid under Section 6(e) at a rate equal to the Floating Rate Option under the Confirmation.
     (h) “Termination Currency” means United States Dollars.
     (i) Timing of Payments by the Trust upon Early Termination. Notwithstanding anything to the contrary in Section 6(d)(ii), to the extent that all or a portion (in either case, the “Unfunded Amount”) of any amount that is calculated as being due in respect of any Early Termination Date under Section 6(e) from the Trust to the Counterparty will be paid by the Trust from amounts other than any upfront payment paid to the Trust by a Substitute Swap Provider that has entered a Replacement Transaction with the Trust, then such Unfunded Amount shall be due on the next subsequent Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii), and on any subsequent Distribution Dates until paid in full (or if such Early Termination Date is the final Distribution Date, on such final Distribution Date); provided, however, that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, such payment will be payable on such Distribution Date.
Part 2. Tax Representations
     (a) Tax Representations.
          (i) Payer Tax Representations. For the purpose of Section 3(e), each of the Counterparty and the Trust makes the following representation:
It is not required by any applicable law, as modified by the practice of any Relevant Jurisdiction, to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f); (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) and (iii) the satisfaction of the agreement of the other party contained in Section 4(d), provided that it shall not be a breach of this representation where

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reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.
          (ii) Payee Tax Representations.
          (A) Trust Representation. For the purpose of Section 3(f) of this Agreement, the Trust makes the following representations:
It is a statutory trust organized or formed under the laws of the State of Delaware.
It is (A) a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), or (B) wholly-owned by a “United States person” and disregarded as an entity separate from its owner for U.S. federal tax purposes.
          (B) Counterparty Representation. For the purpose of Section 3(f), the Counterparty makes the following representations:
It is a “foreign person” within the meaning of the applicable U.S. Treasury Regulations concerning information reporting and backup withholding tax (as in effect on January 1, 2001), unless the Counterparty provides written notice to the Trust that it is no longer a foreign person. In respect of any Transaction it enters into through an office or discretionary agent in the United States or which otherwise is allocated for United States federal income tax purposes to such United States trade or business, each payment received or to be received by it under such Transaction will be effectively connected with its conduct of a trade or business in the United States.
     (b) Tax Provisions.
          (i) Gross Up. Section 2(d)(i)(4) shall not apply to the Trust as X, and Section 2(d)(ii) shall not apply to the Trust as Y, in each case such that the Trust shall not be required to pay any additional amounts referred to therein.
          (ii) Indemnifiable Tax. The definition of “Indemnifiable Tax” in Section 14 is deleted in its entirety and replaced with the following:
“Indemnifiable Tax” means, in relation to payments by the Counterparty, any Tax and, in relation to payments by the Trust, no Tax.

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Part 3. Agreement to Deliver Documents
For the purpose of Sections 4(a)(i) and (ii), each party agrees to deliver the following documents, as applicable:
     (a) Tax forms, documents or certificates to be delivered are:

Party required to		Date by which to be
deliver document	Form/Document/Certificate	delivered
Counterparty and Trust	IRS Forms W-9 or W-8BEN, as applicable (or any successor form)	Promptly upon execution of this Agreement, and promptly upon learning that any form previously provided by the party has become obsolete or incorrect
     (b) Other documents to be delivered are:

Covered by
Party required to	Form/Document/	Date by which to be	Section 3(d)
deliver document	Certificate	Delivered	Representation
Counterparty and Trust	Certificate or other documents evidencing the authority of the party to enter into this Agreement and the persons acting on behalf of such party	At or promptly following the execution of this Agreement, and, if a Confirmation so requires it, on or before the date set forth therein	Yes

Counterparty and Trust	A legal opinion in the form reasonably acceptable to the other party	At or promptly following the execution of this Agreement, but in no event shall be later than 10 days after the date hereof	No

Trust	The Trust Sale and Servicing Agreement and all other documents to be executed by the Trust as contemplated thereby	At or promptly following the execution of this Agreement	Yes

Counterparty and Trust	Credit Support Document specified in Part 4(g) hereof	Upon execution and delivery of this Agreement	Yes

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Part 4. Miscellaneous
     (a) Addresses for Notices. For purpose of Section 12(a):
          (i) Address for notices or communications to the Trust:

Address:	c/o Deutsche Bank Trust Company Delaware,
as Owner Trustee
1011 Centre Road, Suite 200
Wilmington, DE 19805-1266
Facsimile No.:	(302) 636-3305
Telephone No.:	(302) 636-3222

with a copy to:

Address:	Deutsche Bank Trust Company Americas
60 Wall Street, 26th Floor
Mail Stop: NYC60-2606
New York, NY 10005
Facsimile No.:	(212) 797-8606/8607
Telephone No.:	(212) 250-2946

with a copy to:

Address:	GMAC LLC
200 Renaissance Center, 12th Floor
Detroit, Michigan 48265
Attention:	Director — Securitization and Cash Management
Facsimile No.:	(313) 566-0954
Telephone No.:	(313) 656-6274

For all purposes.

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          (ii) Address for notices or communications to the Counterparty:

Address:	BNP Paribas,
787 Seventh Avenue
New York, NY 10019
Attention:	Legal and Transaction Management Group — ISDA
Telephone No.:	(212) 841-3000
Facsimile No.:	(212) 841-3561

With a copy to:

BNP Paribas, Paris, 1 Rue Taitbout, 75009 Paris
Legal and Transaction Management Group — ISDA
Telephone No:	(33) (0) 1 4014 0199
Facsimile No:	(33) (0) 1 4014 5577 / 7511
     (b) Notices. (i) Section 12(a)(iv) of this Agreement shall be deleted in its entirety and replaced with the following:
“(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted, provided, however, it is understood that, if feasible, a party shall first attempt to send notice by overnight couriers, telex or facsimile before attempting to send notice by certified or registered mail; or,”
     (ii) Section 12(a) is hereby amended by deleting the words “facsimile transmission or” in line 3 thereof.
(c)	Process Agent. For the purpose of Section 13(c) of this Agreement:

The Counterparty appoints as its Process Agent: Not applicable.

The Trust appoints as its Process Agent: Not applicable.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

The Counterparty is not a Multibranch Party.

The Trust is not a Multibranch Party.
     (e) “Calculation Agent” means, unless otherwise designated by a Confirmation for a particular Swap Transaction, GMAC. All calculations by the Calculation Agent shall be made in good faith and through the exercise of the Calculation Agent’s commercially reasonable judgment. All such calculations shall be final and binding upon the Counterparty and the Trust

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absent manifest error. Upon the request of the Counterparty, the Trust shall provide the Counterparty with such information as is reasonably necessary to enable the Counterparty to confirm the accuracy of such calculations.
(f)	Credit Support Provider. Details of any Credit Support Provider:

The Counterparty: Any guarantor, if applicable, under an Eligible Guarantee.

The Trust: Not applicable.

(g)	Credit Support Document. Details of any Credit Support Document:

The Counterparty: The Credit Support Annex entered into between the Counterparty and the Trust (the “Credit Support Annex”), which supplements, forms part of, and is subject to this Agreement, and any Eligible Guarantee.

The Trust: Not applicable.
     (h) GOVERNING LAW; JURISDICTION. THIS AGREEMENT AND EACH CONFIRMATION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF OR OF ANY OTHER JURISDICTION OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     (i) Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement.
     (j) Netting of Payments. Section 2(c)(ii) will apply to any amounts payable with respect to Transactions hereunder from the date of this Agreement.
     (k) “Affiliate” will have the meaning specified in Section 14 of this Agreement, provided, however, that the Trust shall be deemed to have no Affiliates for purposes of this Agreement.
Part 5. Other Provisions
     (a) ISDA Definitions. Except as otherwise defined in this Schedule or a Confirmation, this Agreement and each Swap Transaction are subject to the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc., the “Definitions”), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendments to the Definitions subsequent to the date hereof. The provisions of the Definitions are incorporated by reference in, and shall be deemed a part of,

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this Agreement, except that (i) references in the Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement, and (ii) references to a “Transaction” in this Agreement shall be deemed references to a “Swap Transaction” for purposes of the Definitions. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Agreement, such Confirmation will prevail for the purpose of the relevant Transaction.
     (b) Other Swaps. The Trust agrees that it has not and will not enter into any other swap transactions after the date hereof which provide for payments upon termination that are senior to or pari passu with any payment due under any Confirmation hereunder.
     (c) Single Agreement. Section 1(c) is hereby amended by the adding the words “including, for the avoidance of doubt, the Credit Support Annex” after the words “Master Agreement”.
     (d) Local Business Day. The definition of Local Business Day in Section 14 is hereby amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.
     (e) Transfer. Section 7 is hereby amended by adding the following provision: “provided however, that, the Counterparty consents to the pledge and assignment by the Trust of the Trust’s rights and interests hereunder pursuant to the Indenture; provided further that the Counterparty may make such a transfer to another of its Affiliates, offices, or branches on ten Business Days’ prior written notice to the Trust, provided that:
(i) no such transfer shall occur without prior written confirmation by each Rating Agency that the then current ratings of the Notes would not be reduced or adversely affected as a result of such transfer;
(ii) the Counterparty delivers an opinion of independent counsel of recognized standing, in form and substance reasonably satisfactory to the Indenture Trustee and the Servicer, confirming that as of the date of such transfer the transferee will not, as a result of such transfer, be required to withhold or deduct on account of Tax under this Agreement; and
(iii) such transfer will not cause the occurrence of an Event of Default or a Termination Event under this Agreement.
     Notwithstanding the foregoing, prior written notice of transfer shall not be required with respect to a transfer under Section 6(b)(ii), and the Counterparty may not otherwise transfer any of its rights, interests or obligations to any third party without the prior written consent of the Trust and without obtaining written confirmation from each Rating Agency that such transfer would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to the applicable class of Notes.”

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     If a Substitute Swap Provider has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by the Trust) to be the transferee pursuant to a Permitted Transfer, the Trust shall, at the Counterparty’s written request and at the Counterparty’s expense, take any reasonable steps required to be taken by the Trust to effect such transfer.
     (f) Additional Representations. Section 3 is hereby amended by adding at the end thereof the following Subparagraph:
(g) Eligible Contract Participant. It is an “eligible contract participant” as that term is defined in Section 1a(12) of the Commodity Exchange Act, as amended by the Commodity Futures Modernization Act of 2000, and it has entered into this Agreement and it is entering into the Transaction in connection with its line of business (including financial intermediation services) or the financing of its business; and the material terms of this Agreement and the Transaction have been individually tailored and negotiated.
     (g) Amendments. Section 9(b) of this Agreement is hereby amended by adding the following:
; provided, however, that no such amendments, modifications or waivers shall be effective until such time as the Trust has obtained the written confirmation of each Rating Agency which is then rating any securities issued by the Trust that such amendments, modifications or waivers shall not adversely affect the then current ratings of the Notes.
     (h) Confirmations. Each Confirmation supplements, forms part of, and will be read and construed as one with this Agreement.
     (i) Capitalized Terms. Each capitalized term used in this Agreement and not defined in this Agreement, the Confirmation or the Definitions shall have the meaning given such term in Appendix A to the Trust Sale and Servicing Agreement, dated as of November 15, 2007, among GMAC, as Servicer, Capital Auto Receivables LLC, as Depositor, and Capital Auto Receivables Asset Trust 2007-4, as Issuing Entity (as amended, modified or supplemented from time to time in accordance with its terms). To the extent that a capitalized term in this Agreement is defined by reference to a related definition contained in the Trust Sale and Servicing Agreement, the Indenture, the Pooling and Servicing Agreement, the Swap Counterparty Rights Agreement, the Administration Agreement, the Trust Agreement and the Custodian Agreement (collectively, the “Trust Documents” and each, a “Trust Document”), for purposes of this Agreement only, such capitalized term shall be deemed to be amended only if the amendment of the term in a Trust Document relating to such capitalized term occurs with the prior written consent of the Counterparty.
     (j) No Set-Off. Without affecting the provisions of this Agreement (including the Credit Support Annex) requiring the calculation of certain net payment amounts, all payments under this Agreement will be made without set-off or counterclaims.

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     (k) Liability to Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Deutsche Bank Trust Company Delaware, not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Deutsche Bank Trust Company Delaware but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall Deutsche Bank Trust Company Delaware be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or the other Basic Documents. For all purposes of this Agreement, in the performance of any duties or obligations of the Trust or the Owner Trustee hereunder, the Owner Trustee shall be entitled to the benefits of the terms and provisions of the Trust Agreement.
     (l) Severability. In the event that any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions in the Agreement shall not in any way be affected or impaired. In the event that any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable, the parties will negotiate in good faith to replace the invalid, illegal or unenforceable provisions with valid provisions which will, as nearly as possible, give the originally intended legal and economic effect of the invalid, illegal or unenforceable provisions.
     (m) No-Petition. The Counterparty hereby agrees that it will not, prior to the date which is one year and one day after (or if longer, the applicable preference period) all Notes issued by the Trust pursuant to the Indenture have been paid in full, acquiesce, petition or otherwise invoke, or cause or encourage any Person, including the Trust, to invoke, the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or for the purpose of appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Trust or any substantial part of the property of the Trust, or for the purpose of ordering the winding up or liquidation of the affairs of the Trust. Nothing herein shall prevent the Counterparty from participating in any such proceeding once commenced. This provision shall survive termination of this Agreement.
     (n) Sole Transactions. This Agreement relates solely to, and can be used solely for, the Transactions between the Trust and the Counterparty with Confirmations (the “Confirmations”) dated the date hereof.
     (o) Additional Definitions. As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:
          “Approved Replacement” means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b), (c) and (e) of the definition of Permitted Transfer (as determined by the Trust in its sole discretion, acting in a

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commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.
          “Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future obligations of the Counterparty or a Substitute Swap Counterparty under this Agreement that is provided by an Eligible Guarantor which waives traditional suretyship defenses or which is a monoline insurer under a traditional financial guarantee insurance policy and is directly enforceable by the Trust and the form and substance of which are subject to satisfaction of the Rating Agency Condition with respect to S&P and Fitch, where (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to the Trust under such guarantee will be subject to deduction or withholding for Tax and such opinion has been delivered to Moody’s, or (B) such guarantee provides that, in the event that any of such guarantor’s payments to the Trust are subject to deduction or withholding for Tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by the Trust (free and clear of any tax) will equal the full amount the Trust would have received had no such deduction or withholding been required.
          “Eligible Guarantor” means an entity that has credit ratings from Moody’s that would result in a Moody’s Joint Probability (as defined in the Confirmations) of at least “Aa3”, has a rating assigned by Fitch to such entity’s unsecured, unsubordinated debt of at least “A” (long term) and “F1” (short term), and satisfies the Hedge Counterparty S&P Ratings Requirement.
          “Financial Institution” means any bank, broker-dealer, insurance company, derivative products company or structured investment vehicle.
          “Firm Offer” means (A) with respect to a Substitute Swap Provider, a quotation from such Substitute Swap Provider (i) in an amount equal to the actual amount payable by or to the Trust in consideration of an agreement between the Trust and such Substitute Swap Provider to replace the Counterparty as the counterparty to this Agreement by way of assignment or, if such assignment is not possible, an agreement between the Trust and such Substitute Swap Provider to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Substitute Swap Provider to replace the Counterparty as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Substitute Swap Provider upon acceptance by the Trust, and (B) with respect to an Eligible Guarantor, an offer by such Eligible Guarantor to provide an Eligible Guarantee that will become legally binding upon such Eligible Guarantor upon acceptance by the offeree.
          “Hedge Counterparty S&P Ratings Requirement” is satisfied by a Relevant Entity (i) if such entity is not a “Financial Institution”, it has a short-term rating from S&P of at least “A-1” or, if such entity does not have a short-term rating from S&P, a long-term rating from S&P of at least “A+” or (ii) if such entity is a Financial Institution, it has a short-term rating from S&P of at least “A-2” (or, if such entity does not have a short-term rating from S&P, a long-term rating from S&P of at least “BBB+”) (it being understood that any Relevant Entity that is a Financial Institution, and whose short-term rating from S&P is “A-2” or, if it does not have a

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short-term rating from S&P, whose long-term rating from S&P is “BBB+”, “A-” or “A” shall be deemed to be subject to an S&P Collateralization Event).
          “Permitted Transfer” means a transfer by the Counterparty to a transferee (the “Transferee”) of all, but not less than all, of the Counterparty’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is a Substitute Swap Provider, (b) the Counterparty and the Transferee are both “dealers in notional principal contracts” within the meaning of Treasury regulations section 1.1001-4 and as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4); (c) an Event of Default or Termination Event would not occur as a result of such transfer, (d) pursuant to a written instrument (the “Transfer Agreement”), the Transferee acquires and assumes all rights and obligations of the Counterparty under this Agreement and the relevant Transaction, (e) the Trust shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of the Counterparty’s rights and obligations under this Agreement and all relevant Transactions; (f) the Counterparty will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (g) Moody’s has been given prior written notice of such transfer and (h) such transfer satisfies the Rating Agency Condition with respect to S&P and Fitch.
          “Rating Agency Condition” means the condition that each of the Rating Agencies with respect to the Notes shall have notified the Depositor, the Servicer and the Trust in writing that such action shall not result in a downgrade, suspension or withdrawal of the then current rating of the Notes, and if Fitch is a Rating Agency, it shall be sufficient that Fitch shall have been given ten Business Days prior notice thereof.
          “Relevant Entities” means the Counterparty and any guarantor under an Eligible Guarantee in respect of all of the Counterparty’s present and future obligations under this Agreement.
          “Replacement Transaction” means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for the Trust the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transactions, as determined by the Trust in its sole discretion, acting in a commercially reasonable manner.
          “Substitute Swap Provider” means an entity (A) (i) that satisfies the Hedge Counterparty S&P Ratings Requirement, (ii) that has credit ratings from Moody’s that would

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result in a Moody’s Joint Probability (as defined in the Confirmations) of at least “Aa3”, and (iii) that has credit ratings assigned by Fitch to its unsecured, unsubordinated debt of at least “F1” (short-term) or “A” (long-term), or (iv) the present and future obligations of which entity to the Trust under this Agreement are guaranteed pursuant to an Eligible Guarantee and (B) that has executed an Indemnification and Disclosure Agreement with the Depositor with respect to Item 1115 of Regulation AB.
          An “S&P Collateralization Event” is deemed to occur if (i) no S&P Substitution Event has occurred and is continuing with respect to each Relevant Entity, (ii) such Relevant Entity is a Financial Institution, (iii) any of the Notes are Outstanding and rated by S&P, and (iv) the short-term rating of such Relevant Entity from S&P is downgraded to “A-2” or, if such Relevant Entity does not have a short-term rating from S&P, the long-term rating of such Relevant Entity from S&P is downgraded below “A+”.
          An “S&P Substitution Event” is deemed to occur if, at any time when any of the Notes are Outstanding and rated by S&P, the short-term rating of the Relevant Entity from S&P is withdrawn, suspended or downgraded below “A-1” (if the Relevant Entity is not a Financial Institution) or below “A-2” (if the Relevant Entity is a Financial Institution) or, if no such short-term rating exists, if the long-term rating of the Relevant Entity from S&P is withdrawn, suspended or downgraded below “A+” (if the Relevant Entity is not a Financial Institution) or below “BBB+” (if the Relevant Entity is a Financial Institution).
     (p) Consent to Recording. The parties agree that each party may electronically record all telephonic conversations between marketing and trading personnel in connection with this Agreement. Each party agrees to obtain any necessary consent of, and give any necessary notice of such recording, to, its relevant personnel.
     (q) USA PATRIOT Act Notice. The Counterparty hereby notifies the Trust that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Trust, which information includes the name and address of the Trust and other information that will allow the Counterparty to identify the Trust in accordance with the Act.
* * * * * *

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     IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized officers as of the date hereof.

CAPITAL AUTO RECEIVABLES ASSET
TRUST 2007-4

By:	DEUTSCHE BANK TRUST
COMPANY DELAWARE, not in its
individual capacity but solely as
Owner Trustee on behalf of the Trust

By:	/s/ Aranka R. Paul

Name:	Aranka R. Paul
Title:	Attorney-In-Fact

By:	/s/ Irene Siegel

Name:	Irene Siegel
Title:	Attorney-In-Fact

BNP PARIBAS

By:	/s/ Jane Shahmanesh

Name:	Jane Shahmanesh
Title:	Authorized Signatory

By:	/s/ Heather Smith

Name:	Heather Smith
Title:	Authorized Signatory

(Unilateral Form)	(ISDA Agreements Subject to New York Law Only)
ISDA®
International Swaps and Derivatives Association, Inc.
CREDIT SUPPORT ANNEX
to the Schedule to the
MASTER AGREEMENT
dated as of November 15, 2007
between

BNP PARIBAS	and	CAPITAL AUTO RECEIVABLES ASSET TRUST 2007-4

(“Party A”)		(“Party B”)
This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.
Accordingly, the parties agree as follows:
Paragraph 1. Interpretation
(a)	Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b)	Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.
Paragraph 2. Security Interest
Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

Paragraph 3. Credit Support Obligations
(a)	Delivery Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor’s Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the amount by which:
(i)	the Credit Support Amount

exceeds

(ii)	the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.
(b)	Return Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party’s Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Return Amount” applicable to the Secured Party for any Valuation Date will equal the amount by which:
(i)	the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

(ii)	the Credit Support Amount.
“Credit Support Amount” means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor’s Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.
Paragraph 4. Conditions Precedent, Transfer Timing, Calculations and Substitutions
(a)	Conditions Precedent. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:
(i)	no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

(ii)	no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.
(b)	Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

(c)	Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

(d)	Substitutions.
(i)	Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the “Substitute Credit Support”); and

(ii)	subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the “Substitution Date”); provided that the Secured Party only will be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.
Paragraph 5. Dispute Resolution
If a party (a “Disputing Party”) disputes (I) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent and the other party (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:
(i)	In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:
(A)	utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

(B)	calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent’s original calculations will be used for that Transaction (or Swap Transaction); and

(C)	utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

(ii)	In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.
Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.
Paragraph 6. Holding and Using Posted Collateral
(a)	Care of Posted Collateral. Without limiting the Secured Party’s rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b)	Eligibility to Hold Posted Collateral; Custodians.
(i)	General. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a “Custodian”) to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor’s obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

(ii)	Failure to Satisfy Conditions. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

(iii)	Liability. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.
(c)	Use of Posted Collateral. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:
(i)	sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

(ii)	register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.
(d)	Distributions and Interest Amount.
(i)	Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

(ii)	Interest Amount. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.
Paragraph 7. Events of Default
For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:
(i)	that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

(ii)	that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

(iii)	that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.
Paragraph 8. Certain Rights and Remedies
(a)	Secured Party’s Rights and Remedies. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:
(i)	all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

(ii)	any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

(iii)	the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(iv)	the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.
Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.
(b)	Pledgor’s Rights and Remedies. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):
(i)	the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

(ii)	the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

(iii)	the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

(iv)	to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:
(A)	Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(B)	to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.
(c)	Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d)	Final Returns. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.
Paragraph 9. Representations
Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:
(i)	it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

(ii)	it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;

(iii)	upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

(iv)	the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.
Paragraph 10. Expenses
(a)	General. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b)	Posted Credit Support. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party’s rights under Paragraph 6(c).

(c)	Liquidation/Application of Posted Credit Support. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

Paragraph 11. Miscellaneous
(a)	Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b)	Further Assurances. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(c)	Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party’s rights under Paragraph 6(c).

(d)	Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e)	Demands and Notices. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f)	Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.
Paragraph 12. Definitions
As used in this Annex:—
“Cash” means the lawful currency of the United States of America.
“Credit Support Amount” has the meaning specified in Paragraph 3.
“Custodian” has the meaning specified in Paragraphs 6(b)(i) and 13.
“Delivery Amount” has the meaning specified in Paragraph 3(a).
“Disputing Party” has the meaning specified in Paragraph 5.
“Distributions” means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

“Eligible Collateral” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.
“Eligible Credit Support” means Eligible Collateral and Other Eligible Support.
“Exposure” means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”).
“Independent Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.
“Interest Amount” means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:
(x)	the amount of that Cash on that day; multiplied by

(y)	the Interest Rate in effect for that day; divided by

(z)	360.
“Interest Period” means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.
“Interest Rate” means the rate specified in Paragraph 13.
“Local Business Day", unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.
“Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.
“Notification Time” has the meaning specified in Paragraph 13.
“Obligations” means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.
“Other Eligible Support” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.
“Other Posted Support” means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.
“Pledgor” means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).
“Posted Collateral” means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest

Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.
“Posted Credit Support” means Posted Collateral and Other Posted Support.
“Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 3.
“Resolution Time” has the meaning specified in Paragraph 13.
“Return Amount” has the meaning specified in Paragraph 3(b).
“Secured Party” means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.
“Specified Condition” means, with respect to a party, any event specified as such for that party in Paragraph 13.
“Substitute Credit Support” has the meaning specified in Paragraph 4(d)(i).
“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).
“Threshold” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.
“Transfer” means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:
(i)	in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

(ii)	in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

(iii)	in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

(iv)	in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.
“Valuation Agent” has the meaning specified in Paragraph 13.
“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 13.
“Valuation Percentage” means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.
“Valuation Time” has the meaning specified in Paragraph 13.

“Value” means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:
(i)	Eligible Collateral or Posted Collateral that is:
(A)	Cash, the amount thereof; and

(B)	a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;
(ii)	Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

(iii)	Other Eligible Support and Other Posted Support, as specified in Paragraph 13.
Paragraph 13. Elections and Variables
(a)	Security Interest for “Obligations.” The term “Obligations” as used in this Annex includes no additional obligations with respect to Party A or Party B.

(b)	Credit Support Obligations.
(i)	“Delivery Amount” has the meaning specified in Paragraph 3(a), except that the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced by the words “on each Valuation Date.” For the purposes only of calculating the Delivery Amount, the Credit Support Amount shall be equal to the greater of amounts determined pursuant to (1) clause (x) in the definition of the term Credit Support Amount and (2) clause (y) in the definition of the term Credit Support Amount; provided that if only one Rating Agency is rating the Notes at such time, then for the purposes only of calculating the Delivery Amount in such instance, the term Credit Support Amount shall not include any provisions that pertain to the Rating Agency not then rating the Notes.

(ii)	“Return Amount” has the meaning specified in Paragraph 3(b). For the purposes only of calculating the Return Amount, the Credit Support Amount shall be equal to the greater of amounts determined pursuant to (1) clause (x) in the definition of the term Credit Support Amount and (2) clause (y) in the definition of the term Credit Support Amount; provided that if only one Rating Agency is rating the Notes at such time, then for the purposes only of calculating the Return Amount in such instance, the term Credit Support Amount shall not include any provisions that pertain to the Rating Agency not then rating the Notes.

(iii)	“Credit Support Amount” means, so long as each Rating Agency is rating the Notes, (x) the S&P Credit Support Amount; (y) the Moody’s Credit Support Amount; or (z) the Fitch Credit Support Amount, in each case as calculated on a daily basis by the Valuation Agent. The Credit Support Amount shall be calculated by reference to the provisions set forth in this Annex which would result in Party A transferring the greatest amount of Eligible Credit Support to Party B.

(iv)	Eligible Collateral. The following items of collateral will qualify as “Eligible Collateral” and shall be USD-denominated:
[Moody’s Percentages are from Table 5C of Moody’s Hedge Framework]

	Valuation
	Percentage	Valuation
	for Moody’s	Percentage
	First	for Moody’s	Valuation	Valuation
	Trigger	Second	Percentage for	Percentage for
	Credit	Trigger Credit	S&P First	S&P Second
	Support	Support	Trigger Credit	Trigger Credit	Fitch’s
	Amount	Amount	Support Amount	Support Amount	Advance Rates
(A) U.S. Dollar Cash	100%	100%	100%	80%	100%

(B) EURO Cash	98%	94%	95.1%	76.1%	94.4%

(C) Sterling Cash	98%	95%	96.1%	76.9%	95.2%

(D) U.S. Treasury Securities: negotiable debt obligations issued by the U.S. Treasury Department (“Treasuries”) having a fixed rate and a remaining maturity of 1 year or less	100%	100%	98.9%	79.1%	99.5%

(E) Treasuries having a fixed and a remaining maturity of greater than 1 year but not more than 10 years	100%	99% (1-2 yr)	98%(1-2yr)	78.4%(1-2yr)	98.4% (1-3yr)
		98% (2-3 yr)	98% (2-3 yr)	78.4% (2-3 yr)	97.0% (3-5 yr)
		97% (3-5 yr)	98% (3-5 yr)	78.4% (3-5 yr)	95.8% (5-7 yr)
		96% (5-7 yr)	93.7% (5-7 yr)	75.0% (5-7 yr)	94.6% (7-10 yr)
		94% (7-10 yr)	92.6% (7-10 yr)	74.1% (7-10 yr)

(F) Treasuries having a fixed rate and a remaining maturity of greater than 10 years	100%	90% (10-20 yr)	91.1%(10-20 yr)	72.9% (10-20 yr)	93.6%(10-15 yr)
		88% (>20 yr)	88.6% (> 20 yr)	70.9%(> 20 yr)

(G) Treasuries having a floating rate	100%	99%	98.9%	79.1%	Same as for fixed

(H) Agency Securities: negotiable debt obligations of the Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks (FHLB), Federal Farm Credit Banks (FFCB), Student Loan Marketing Association (SLMA), Tennessee Valley Authority (TVA) (collectively, “Agency Securities”) having a fixed rate and a remaining maturity of 1 year or less	100%	99%	98.5%	78.8%	98.5%

	Valuation
	Percentage	Valuation
	for Moody’s	Percentage
	First	for Moody’s	Valuation	Valuation
	Trigger	Second	Percentage for	Percentage for
	Credit	Trigger Credit	S&P First	S&P Second
	Support	Support	Trigger Credit	Trigger Credit	Fitch’s
	Amount	Amount	Support Amount	Support Amount	Advance Rates
(I) Agency Securities having a fixed rate and a remaining maturity of greater than 1 year but not more than 5 years	100%	99% (1-2 yr)	98% (1-2 yr)	78.4% (1-2 yr)	97.4% (1-3 yr)
		98% (2-3 yr)	98% (2-3 yr)	78.4% (2-3 yr)	96.0% (3-5 yr)
		96% (3-5 yr)	98% (3-5 yr)	78.4% (3-5 yr)

(J) Agency Securities having a fixed rate and a remaining maturity of greater than 5 years but not more than 10 years	100%	93% (5-7 yr)	92.6% (5-7 yr)	74.1% (5-7 yr)	94.8% (5-7 yr)
		93% (7-10 yr)	92.6% (7-10 yr)	74.1% (7-10 yr)	93.7% (7-10 yr)

(K) Agency Securities having fixed rate and a remaining maturity of greater than 10 years but not more than 30 years	100%	89% (10-20 yr)	87.7% (10-20 yr)	70.2% (10-20yr)	92.7% (10-15 yr)
		87% (>20 yr)	84.4% (>20 yr)	67.5% (>20 yr)

(L) Agency Securities having a floating rate	100%	98%	98.5%	78.8%	Same as for fixed

(M) Euro-Zone Government Bonds (Rated Aa3 or Above by Moody’s and AAA or Above by S&P and AAA by Fitch) (“Euro-Zone Bonds”) having a fixed rate and a remaining maturity of 1 year or less	98%	94%	98.8%	79%	94.3%

(N) Euro-Zone Bonds having a fixed rate and a remaining maturity of greater than 1 year but not more than 5 years	98%	93% (1-2 yr)	97.9% (1-2 yr)	78.3% (1-2 yr)	93.9% (1-3 yr)
		92% (2-3 yr)	96.9% (2-3 yr)	77.5% (2-3 yr)	93.6% (3-5 yr)
		90% (3-5 yr)	95.2% (3-5 yr)	76.2% (3-5 yr)

(O) Euro-Zone Bonds having a fixed rate and a remaining maturity of greater than 5 years but no more than 10 years	98%	89% (5-7 yr)	88.7% (5-7 yr)	71.0% (5-7 yr)	93.4% (5-7 yr)
		88% (7-10 yr)	87.0% (7-10 yr)	69.6% (7-10 yr)	93.1% (7-10)

(P) Euro-Zone Bonds having a fixed rate and a remaining maturity of greater than 10 years	98%	84% (10-20 yr)	75.5% (10-20 yr)	60.4% (10-20yr)	92.7% (10-15 yr)
		82% (>20 yr)

(Q) Euro-Zone Bonds having a floating rate	98%	93%	98.8%	79%	Same as for fixed

(R) Other. Other items of Credit Support approved by each applicable Rating Agency in writing with such Valuation Percentages as determined by each applicable Rating Agency	% to be determined	% to be determined	% to be determined	% to be determined	% to be determined

(v)	There shall be no “Other Eligible Support” for Party A for purposes of this Annex.

(vi)	Thresholds.
(A)	“Independent Amount” means with respect to Party A: Not Applicable.

“Independent Amount” means with respect to Party B: Not Applicable.

(B)	“Threshold” means with respect to Party A and any Valuation Date, zero, if (1) a Moody’s First Trigger Event or a Moody’s Second Trigger Event has occurred and has been continuing for at least 30 days; (2)(x) an S&P Collateralization Event has occurred and has been continuing for (a) at least ten Local Business Days or (b) since this Annex was executed or (y) an S&P Substitution Event has occurred and has been continuing for at least ten Local Business Days; or (3) a Fitch Downgrade (as such term is defined in the Confirmations) has occurred and has been continuing for at least 30 days; otherwise, infinity.

“Threshold” means with respect to Party B: Infinity.

(C)	“Minimum Transfer Amount” means with respect to Party A: $100,000.

“Minimum Transfer Amount” means with respect to Party B: $100,000.

Provided however, that the Minimum Transfer Amount with respect to both Party A and Party B shall be reduced to $50,000, if the aggregate outstanding principal amount of the Notes is less than $50,000,000.

(D)	Rounding. The Delivery Amount will be rounded up and the Return Amount will be rounded down to the nearest integral multiple of $10,000.00, respectively.
(c)	Valuation and Timing.
(i)	“Valuation Agent” means Party A.
“Valuation Date” means, for purposes of each time that Party A is required to post collateral pursuant to Section 4 of the Confirmations, any Local Business Day.

(iii)	“Valuation Time” means:
☐	the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable;
☑	the close of business in the city of the Valuation Agent on the Local Business Day before the Valuation Date or date of calculation, as applicable;
provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.
(iv)	“Notification Time” means 11:00 a.m., New York time, on a Local Business Day.
(d)	Conditions Precedent. No event shall constitute a “Specified Condition”.

(e)	Substitution.
(i)	“Substitution Date” means the Local Business Day in New York on which the Secured Party is able to confirm irrevocable receipt of the Substitute Credit Support, provided that (x) such receipt is confirmed before 3:00 p.m. (New York time) on such Local Business Day in New York and (y) the Secured Party has received, before 1:00 p.m. (New York time) on the immediately preceding Local Business Day in New York, the notice of substitution described in Paragraph 4(d)(i).
(ii)	Consent. The Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d) and shall give to the Secured Party not less than two (2) Local Business Days’ notice thereof specifying the items of Posted Credit Support intended for substitution.
(f)	Dispute Resolution.
(i)	“Resolution Time” means 12:00 p.m. (noon), New York time, on the Local Business Day following the date on which a notice is given that gives rise to a dispute under Paragraph 5.
(ii)	Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support will be calculated as follows: (i) for Cash, the product of (1) the amount of such Cash and (2) the applicable Valuation Percentage, and (ii) for each item of Eligible Collateral (except for Cash), an amount in U.S. dollars equal to the sum of (a) (i) the bid price for such security quoted on such day by a principal market-maker for such security selected in good faith by the Secured Party, multiplied by the applicable Valuation Percentage, or (ii) the most recent publicly available bid price for such security as reported by a quotation service or in a medium selected in good faith and in a commercially reasonable manner by the Secured Party, multiplied by the applicable Valuation Percentage; plus (b) the accrued interest on such Eligible Collateral (except to the extent paid to Party A pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in clause (a) above) as of such date.
(iii)	Alternative. The provisions of Paragraph 5 will apply provided the obligation of the appropriate party to deliver the undisputed amount to the other party will not arise prior to the time that would otherwise have applied to the Transfer pursuant to, or deemed made, under Paragraph 3 if no dispute had arisen.

(g)	Holding and Using Posted Collateral.
(i)	Eligibility to Hold Posted Collateral; Custodians. Party B and its Custodian will be entitled to hold Posted Collateral, as applicable, pursuant to Paragraph 6(b); provided that the following conditions applicable to each party are satisfied:
(A)	Party B, as the Secured Party, is not a Defaulting Party.
(B)	Party B hereby covenants and agrees that it will, subject to Paragraph 13(n)(xi), cause all Posted Collateral received from the other party to be entered in an Eligible Deposit Account with an Eligible Institution (as such terms are defined in Part I of Appendix A to the Trust Sale and Servicing Agreement) having a short-term unsecured debt rating of at least “A-1” by S&P and assets of at least $10 billion, which account shall bear a title indicating the Secured Party’s interest in said account and the Posted Collateral in such account. If otherwise qualified, the Secured Party or its Custodian may act as an Eligible Institution and may move such Eligible Deposit Account from one Eligible Institution to another upon reasonable notice to the Pledgor. The Secured Party or its Custodian shall cause notices or statements concerning the Posted Collateral transferred or delivered by the Pledgor to be sent to the Pledgor on request, which may not be made more frequently than once in each calendar month.

In the event any Posted Collateral is held in an Eligible Deposit Account with an entity that not longer satisfies the requirements of an Eligible Institution or ceases to meet otherwise the requirements set forth in the first sentence of this Paragraph 13(g)(i)(B) (the “Custodian Ineligibility Event”), Party B hereby covenants and agrees that it will cause all such Posted Collateral to be entered in an Eligible Deposit Account with another entity that meets the requirements of an Eligible Institution and the requirements set forth in the first sentence of this Paragraph 13(g)(i)(B) within 60 days of the occurrence of the Custodian Ineligibility Event.
Initially, the Custodian for Party B is: The Bank of New York Trust Company, N.A., as Indenture Trustee.
(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B.
(h)	Distributions and Interest Amount.
(i)	The “Interest Rate”, with respect to Posted Collateral in the form of Cash, for any day, will be the rate opposite the caption “Federal funds (effective)” for such day as published by the Federal Reserve Publication H.15 (519) or any successor publication as published by the Board of Governors of the Federal Reserve System.

(ii)	The “Transfer of Interest Amount” will be made on each Distribution Date (as defined in Part I of Appendix A to the Trust Sale and Servicing Agreement); provided that Party B shall not be obligated to so transfer any Interest Amount unless and until it has earned and received such interest.

(iii)	Alternative Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.
(i)	Additional Representations. None.

(j)	Other Eligible Support and Other Posted Support. Not Applicable.

(k)	Demands and Notices. All demands, specifications and notices made by a party to this Annex will be made to the following:

If to Party A: As set forth in the Schedule.

If to Party B: As set forth in the Schedule.

(l)	Addresses for Transfers.

Party A: To be provided by Party A in writing in the notice to transfer.

Party B: To be provided by Party B in writing in the notice to transfer.

(m)	Return of Fungible Securities.

In lieu of returning to the Pledgor pursuant to Paragraphs 3(b), 4(d), 5 and 8(d) any Posted Collateral comprising securities the Secured Party may return Equivalent Collateral. “Equivalent Collateral” means, with respect to any security constituting Posted Collateral, a security of the same issuer and, as applicable, representing or having the same class, series, maturity, interest rate, principal amount or liquidation value and such other provisions as are necessary for that security and the security constituting Posted Collateral to be treated as equivalent in the market for such securities.

(n)	Other Provisions.
(i)	This Credit Support Annex is a Security Agreement under the New York UCC.

(ii)	Paragraph 1(b) of this Annex is amended by deleting it and restating it in full as follows:

“(b) Secured Party and Pledgor. All references in this Annex to the “Secured Party” mean Party B, and all references in this Annex to the “Pledgor” mean Party A.”

(iii)	Paragraph 2 of this Annex is amended by deleting the first sentence thereof and restating that sentence in full as follows:

“Party A, as the Pledgor, hereby pledges to Party B, as the Secured Party, as security for the Pledgor’s Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder.”

(iv)	Events of Default.

Paragraph 7 shall be deleted and replaced in its entirety by the following paragraph:

“For the purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Posted Credit Support or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after the notice of that failure is given to that party, except that (A) if such failure would constitute an Additional Termination Event under another provision of this Agreement and (B) no more than 30 days have elapsed since the last time that neither a Moody’s First Trigger Event nor a Moody’s Second Trigger Event has occurred and was continuing, then such failure shall be an Additional Termination Event and not an Event of Default”.

(v)	Only Party A makes the representations contained in Paragraph 9 of this Annex.

(vi)	Costs of Transfer. Notwithstanding Paragraph 10, Party A will be responsible for, and will reimburse Party B for, all transfer and other taxes and other costs involved in the transfer of Eligible Credit Support either from Party A to Party B or from Party B to Party A and in maintaining Eligible Credit Support.

(vii)	Paragraph 12 of this Annex is amended by deleting the definitions of “Pledgor” and “Secured Party” and replacing them with the following:”

“ ‘Secured Party’ means Party B.

‘Pledgor’ means Party A.”

(viii)	Paragraph 12 is hereby amended by adding, in alphabetical order, the following:

“Fitch” means Fitch, Inc., or any successor to the rating business of such entity.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating business of such entity.

“Moody’s First Trigger Event” means that the Moody’s Joint Probability (as defined in the Confirmations) is reduced below “Aa3” and no Substitute Swap Provider or Eligible Guarantee has been obtained or other credit arrangements have been entered into to assure performance by Party A of its obligations under the Agreement.

“Moody’s Second Trigger Event” means that the Moody’s Joint Probability (as defined in the Confirmations) is reduced below “A3” and no Substitute Swap Provider or Eligible Guarantee has been obtained or other credit arrangements have been entered into to assure performance by Party A of its obligations under the Agreement.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating business of such entity.

“S&P Ratings Event” means the occurrence of any S&P Collateralization Event or S&P Substitution Event.

(ix)	Collateral Posting Obligations

The obligations of Party A, as Pledgor hereunder, to post Eligible Collateral for the benefit of Party B will only become effective if (1) an S&P Ratings Event has occurred and is continuing with respect to Party A and Party A has not satisfied the requirements of Section 4 of the relevant Confirmation within ten Local Business Days of the occurrence of such S&P Ratings Event, (2) a Moody’s First Trigger Event or Moody’s Second Trigger Event has occurred and is continuing with respect to Party A and Party A has not satisfied the requirements of Section 4 of the relevant Confirmation within 30 days of the occurrence of such Moody’s First Trigger Event or Moody’s Second Trigger Event, or (3) a Fitch Downgrade (as such term is defined in the Confirmations) has occurred and is continuing with respect to Party A and Party A has not satisfied the requirements of Section 4 of the relevant Confirmation within 30 days of the occurrence of such Fitch Downgrade. In the event that the short-term rating assigned by Fitch to the unsecured, unsubordinated debt of Party A falls below “F2” or the long-term debt rating assigned by Fitch to the unsecured, unsubordinated debt of Party A falls below “BBB+”, Party A may post Eligible Collateral for the benefit of Party B only if all mark-to-market calculations and the correct and timely posting of Eligible Collateral are verified by an independent third party.

(x)	Security and Performance

Eligible Collateral Transferred to the Secured Party constitutes security and performance assurance without which the Secured Party would not otherwise enter into and continue any and all Transactions.

(xi)	Holding Collateral

The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated account and to hold, record and identify all the Posted Collateral in such segregated account and, subject to Paragraph 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

(xii)	Calculation of Value

(A)	For purposes of the calculation of “Value”, the term “applicable Valuation Percentage” shall mean (i) as long as a Moody’s First Trigger Event has occurred and is continuing for 30 days the valuation percentage set forth for the applicable collateral item in Paragraph 13(b)(iv) under the heading “Valuation Percentage for Moody’s First Trigger Credit Support Amount” (“Moody’s First Trigger Valuation Percentage”); (ii) as long as a Moody’s Second Trigger Event has occurred and is continuing for 30 days the valuation percentage set forth for the applicable collateral item in Paragraph 13(b)(iv) under the heading “Valuation Percentage for Moody’s Second Trigger Credit Support Amount” (“Moody’s Second Trigger Valuation Percentage”); (iii) as long as an S&P Collateralization Event has occurred and is continuing for ten Local Business Days the valuation percentage set forth for the applicable collateral item in Paragraph 13(b)(iv) under the heading “Valuation Percentage for S&P First Trigger Credit Support Amount” (“S&P First Trigger Valuation Percentage”); (iv) as long as an S&P Substitution Event has occurred and is continuing for ten Local Business Days the valuation percentage set forth for the applicable collateral item in Paragraph 13(b)(iv) under the heading “Valuation Percentage for S&P Second Trigger Credit Support Amount” (“S&P Second Trigger Valuation Percentage”) and (v) as long as a Fitch Downgrade has occurred and is continuing for 30 days the valuation percentage set forth for the applicable collateral item in

Paragraph 13(b)(iv) under the heading “Fitch’s Advance Rates” (“Fitch Valuation Percentage”).

(B)	Clause (i)(A) of the definition of “Value” is hereby amended by adding the words “multiplied by the applicable Valuation Percentage” after the words “the amount thereof” and before the semicolon.
(o)	“S&P Credit Support Amount” means with respect to Party A, so long as S&P rates the Notes, on a Valuation Date, the greater of the S&P First Trigger Credit Support Amount and the S&P Second Trigger Credit Support Amount.

“S&P First Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of:
(I)	(A) for any Valuation Date on which an S&P Collateralization Event has occurred and has been continuing for (i) at least ten Local Business Days or (ii) since this Annex was executed, an amount equal to the Secured Party’s Exposure, or
(B) for any other Valuation Date, zero, over
(II)	the Threshold for Party A for such Valuation Date.
“S&P Second Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of:
(I)	(A) for any Valuation Date on which an S&P Substitution Event has occurred and has been continuing for at least ten Local Business Days, an amount equal to 125% of the Secured Party’s Exposure; or

(B) for any other Valuation Date, zero; over
(II)	The Threshold for Party A for such Valuation Date.
(p) “Moody’s Credit Support Amount” means with respect to Party A, so long as Moody’s rates the Notes, on a Valuation Date, the greater of the Moody’s First Trigger Credit Support Amount and the Moody’s Second Trigger Credit Support Amount.
“Moody’s First Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of
(I)	(A) for any Valuation Date on which a Moody’s First Trigger Event has occurred and has been continuing for at least 30 days, an amount equal to the greater of (a) zero and (b) the sum of Party B’s aggregate Exposure for all Transactions and the aggregate of Moody’s Additional Collateralized Amounts for each Transaction.

For the purposes of this definition, the “Moody’s Additional Collateralized Amount” with respect to any Transaction shall mean the product of the applicable Moody’s First Trigger Factor set forth in Table A and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

(B) for any other Valuation Date, zero, over

(II)	the Threshold for Party A for such Valuation Date.

“Moody’s Second Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of
(I)	(A) for any Valuation Date on which a Moody’s Second Trigger Event has occurred and has been continuing for at least 30 days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the Next Payments for all Next Payment Dates and (c) the sum of Party B’s aggregate Exposure and the aggregate of Moody’s Additional Collateralized Amounts for each Transaction.

For the purposes of this definition, the “Moody’s Additional Collateralized Amount” with respect to any Transaction shall mean:

if such Transaction is not a Transaction-Specific Hedge,

the product of the applicable Moody’s Second Trigger Factor set forth in Table B and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

if such Transaction is a Transaction-Specific Hedge,

the product of the applicable Moody’s Second Trigger Factor set forth in Table C and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

(B) for any other Valuation Date, zero, over

(II)	the Threshold for Party A for such Valuation Date.
“Next Payment” means, in respect of each Next Payment Date, the greater of (i) the amount of any payments due to be made by Party A under Section 2(a) on such Next Payment Date less any payments due to be made by Party B under Section 2(a) on such Next Payment Date (in each case, after giving effect to any applicable netting under Section 2(c)) and (ii) zero.
“Next Payment Date” means each date on which the next scheduled payment under any Transaction is due to be paid.
“Transaction-Specific Hedge” means any Transaction in respect of which (x) the notional amount of the swap is balance guaranteed or (y) the notional amount of the Transaction for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.
(q)	“Fitch Credit Support Amount” means with respect to Party A, so long as Fitch rates the Notes, the excess, if any, of
(I)	(A) for any Valuation Date on which a Fitch Downgrade (as defined in the Confirmations) has occurred and has been continuing for at least 30 days, an amount equal to the sum, for each Transaction to which this Annex relates, of the sum of (1) 100.0% of Party B’s Exposure for such Valuation Date and (2) the product of the Volatility Buffer for such Transaction and the Notional Amount of such Transaction for the Calculation Period of such Transaction which includes such Valuation Date, or

(B) for any other Valuation Date, zero, over

(II)	the Threshold for Party A for such Valuation Date.
“Fitch Value” means, on any date and with respect to any Eligible Collateral, the product of (A) the bid price (or the face amount with respect to Cash) obtained by the Valuation Agent for such Eligible Collateral and (B) the Fitch Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(iv).
Fitch Volatility Buffer:

Notes’	Remaining Weighted Average Maturity
Rating	(years)
	1	2	3	4	5	6	7	8	9	10
At least “AA-”	0.6%	1.6%	2.6%	3.4%	4.2%	4.8%	5.5%	5.9%	6.4%	7.0%
“A+/A”	0.3%	0.8%	1.3%	1.7%	2.1%	2.9%	2.8%	3.0%	3.3%	3.6%
“A-/BBB+” or lower	0.2%	0.6%	1.0%	1.3%	1.6%	1.9%	2.1%	2.3%	2.5%	2.7%

TABLE A [Source: Table 4A-2 of Moody’s Hedge Framework]

Remaining Weighted Average Life of Hedge in	Moody’s First Trigger Factors for
Years	single currency hedges
1 year or less	0.15%
Greater than 1 year but not more than 2 years	0.30%
Greater than 2 years but not more than 3 years	0.40%
Greater than 3 years but not more than 4 years	0.60%
Greater than 4 years but not more than 5 years	0.70%
Greater than 5 years but not more than 6 years	0.80%
Greater than 6 years but not more than 7 years	1.00%
Greater than 7 years but not more than 8 years	1.10%
Greater than 8 years but not more than 9 years	1.20%
Greater than 9 years but not more than 10 years	1.30%
Greater than 10 years but not more than 11 years	1.40%
Greater than 11 years but not more than 12 years	1.50%
Greater than 12 years but not more than 13 years	1.60%
Greater than 13 years but not more than 14 years	1.70%
Greater than 14 years but not more than 15 years	1.80%
Greater than 15 years but not more than 16 years	1.90%
Greater than 16 years but not more than 17 years	2.00%
Greater than 17 years but not more than 18 years	2.00%
Greater than 18 years but not more than 19 years	2.00%
Greater than 19 years but not more than 20 years	2.00%
Greater than 20 years but not more than 21 years	2.00%
Greater than 21 years but not more than 22 years	2.00%
Greater than 22 years but not more than 23 years	2.00%
Greater than 23 years but not more than 24 years	2.00%
Greater than 24 years but not more than 25 years	2.00%
Greater than 25 years but not more than 26 years	2.00%
Greater than 26 years but not more than 27 years	2.00%
Greater than 27 years but not more than 28 years	2.00%
Greater than 28 years but not more than 29 years	2.00%
30 years or more	2.00%
TABLE B [Source: Table 4B-2 of Moody’s Hedge Framework]

Moody’s Second Trigger Factors for
Remaining Weighted Average Life of Hedge in	single currency hedges that are not
Years	Transaction-Specific Hedges
1 year or less	0.50%
Greater than 1 year but not more than 2 years	1.00%
Greater than 2 years but not more than 3 years	1.50%
Greater than 3 years but not more than 4 years	1.90%
Greater than 4 years but not more than 5 years	2.40%
Greater than 5 years but not more than 6 years	2.80%
Greater than 6 years but not more than 7 years	3.20%
Greater than 7 years but not more than 8 years	3.60%
Greater than 8 years but not more than 9 years	4.00%
Greater than 9 years but not more than 10 years	4.40%
Greater than 10 years but not more than 11 years	4.70%
Greater than 11 years but not more than 12 years	5.00%

Moody’s Second Trigger Factors for
Remaining Weighted Average Life of Hedge in	single currency hedges that are not
Years	Transaction-Specific Hedges
Greater than 12 years but not more than 13 years	5.40%
Greater than 13 years but not more than 14 years	5.70%
Greater than 14 years but not more than 15 years	6.00%
Greater than 15 years but not more than 16 years	6.30%
Greater than 16 years but not more than 17 years	6.60%
Greater than 17 years but not more than 18 years	6.90%
Greater than 18 years but not more than 19 years	7.20%
Greater than 19 years but not more than 20 years	7.50%
Greater than 20 years but not more than 21 years	7.80%
Greater than 21 years but not more than 22 years	8.00%
Greater than 22 years but not more than 23 years	8.00%
Greater than 23 years but not more than 24 years	8.00%
Greater than 24 years but not more than 25 years	8.00%
Greater than 25 years but not more than 26 years	8.00%
Greater than 26 years but not more than 27 years	8.00%
Greater than 27 years but not more than 28 years	8.00%
Greater than 28 years but not more than 29 years	8.00%
30 years or more	8.00%
TABLE C [Source: Table 4B-3 of Moody’s Hedge Framework]

Moody’s Second Trigger Factors for
Remaining Weighted Average Life of Hedge in	single currency hedges that are
Years	Transaction-Specific Hedges
1 year or less	0.65%
Greater than 1 year but not more than 2 years	1.30%
Greater than 2 years but not more than 3 years	1.90%
Greater than 3 years but not more than 4 years	2.50%
Greater than 4 years but not more than 5 years	3.10%
Greater than 5 years but not more than 6 years	3.60%
Greater than 6 years but not more than 7 years	4.20%
Greater than 7 years but not more than 8 years	4.70%
Greater than 8 years but not more than 9 years	5.20%
Greater than 9 years but not more than 10 years	5.70%
Greater than 10 years but not more than 11 years	6.10%
Greater than 11 years but not more than 12 years	6.50%
Greater than 12 years but not more than 13 years	7.00%
Greater than 13 years but not more than 14 years	7.40%
Greater than 14 years but not more than 15 years	7.80%
Greater than 15 years but not more than 16 years	8.20%
Greater than 16 years but not more than 17 years	8.60%
Greater than 17 years but not more than 18 years	9.00%
Greater than 18 years but not more than 19 years	9.40%
Greater than 19 years but not more than 20 years	9.70%
Greater than 20 years but not more than 21 years	10.00%
Greater than 21 years but not more than 22 years	10.00%
Greater than 22 years but not more than 23 years	10.00%
Greater than 23 years but not more than 24 years	10.00%

Moody’s Second Trigger Factors for
Remaining Weighted Average Life of Hedge in	single currency hedges that are
Years	Transaction-Specific Hedges
Greater than 24 years but not more than 25 years	10.00%
Greater than 25 years but not more than 26 years	10.00%
Greater than 26 years but not more than 27 years	10.00%
Greater than 27 years but not more than 28 years	10.00%
Greater than 28 years but not more than 29 years	10.00%
30 years or more	10.00%

Accepted and agreed:

BNP PARIBAS		CAPITAL AUTO RECEIVABLES ASSET TRUST 2007-4

By: DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Jane Shahmanesh	By:	/s/ Aranka R. Paul
Name:	Jane Shahmanesh	Name:	Aranka R. Paul
Title:	Authorized Signatory	Title:	Attorney-In-Fact
Date:		Date:

By:	/s/ Heather Smith	By:	/s/ Irene Siegel

Name:	Heather Smith	Name:	Irene Siegel
Title:	Authorized Signatory	Title:	Attorney-In-Fact
Date:		Date: